REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated July , 1999, between Ampex Corporation, a Delaware corporation (the "Company") and Erracht Productions, Ltd., a New York corporation ("Erracht").

          WHEREAS, the Company has agreed to issue 150,000 shares of Common Stock (as defined below) to the Holder (as defined below) pursuant to a Consulting Agreement of even date herewith and to grant to the Holder the registration rights set forth in Section 2 hereof.

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

          Section 1. Definitions.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are permitted or required by any applicable law to close.

          "Commission" shall mean the Securities and Exchange Commission.

          "Common Stock" shall mean the Class A Common Stock, $0.01 par value, of the Company.

          "Company" shall have the meaning set forth in the preamble and also shall include the Company's successors.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Holder" shall mean Erracht or any transferee(s) holding Registrable Securities to whom the rights under this Agreement have been assigned in accordance with Section 7(c)(ii).

          "Person" shall mean an individual, partnership, corporation, limited liability company, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

          "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the

                                      -1-


Securities   Act,  and  the   declaration  or  ordering  by  the  Commission  of
effectiveness of such registration statement or document.

          "Registrable Securities" shall mean (i) the 150,000 shares of Common Stock being issued to the Holder as of the date of this Agreement (ii) any Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, such Common Stock; and (iii) any securities issued in exchange for such Common Stock in any merger, combination or reorganization of the Company; provided, however, that Registrable Securities shall not include any securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rules promulgated by the Commission pursuant to the Securities Act, and, provided further, the Company shall have no obligation to register any Registrable Securities if the Company shall deliver to the Holder requesting registration an opinion of counsel reasonably satisfactory to the Holder and its counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer absent registration under the Securities Act from the certificates evidencing such Registrable Securities.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          Section 2. Piggyback Registration.

               (a) Request for Piggyback Registration. If at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than the Holder) equity securities under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (as requested) (or any replacement or successor forms) other than a registration of securities for a transaction pursuant to Rule 145 promulgated under the Securities Act, the Company shall promptly give the Holder written notice of such registration (a "Piggyback
Registration"). Upon the written request of the Holder given within 20 days following the date of such notice, the Company shall cause to be included in such registration statement and use its best efforts to be registered under the Securities Act and included in any underwriting all the Registrable Securities that the Holder shall have requested to be registered. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 2 without any obligation or liability to the Holder.

               (b) Limitations on Piggyback Registrations. The Company shall not be required to include any Registrable Securities in any underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, provided that the Holder shall be entitled to the same pricing terms. If the managing

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underwriter  shall  advise the  Company in writing  (with a copy to the  Holder)
that, in its opinion, the amount of Registrable Securities requested to be included in such registration would materially adversely affect such offering, or the timing thereof, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering (i) the securities proposed to be sold by the Company for its own account; (ii) the Registrable Securities requested to be included in such registration by the Holder pursuant to this Section 2; and (iii) all other securities being registered pursuant to the exercise of contractual rights comparable to the rights granted in this
Section 2, pro rata based on the estimated gross proceeds from the sale thereof.

          Section 3. Registration Procedures.

               (a) Obligations of the Company. Whenever required under Section 2 to effect a registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

                    (i) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company's best efforts to cause such registration statement to become effective.

                    (ii) Notify the Holder when the registration statement and any post-effective amendments thereto are declared effective.

                    (iii) Respond as promptly as practicable to any comments received by the Commission with respect to the registration statement and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement or any document incorporated therein by reference or file any other required document as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement and the instructions applicable to the registration form used by the Company.

                    (iv) Furnish to the Holder, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holder.

                    (v) Use the Company's best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Holder) and to keep such qualification effective during the period such registration

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          statement is effective,  provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in any such jurisdiction, or to file a general consent to service of process in any such states or jurisdictions.

                    (vi) Promptly notify the Holder of any stop order issued or threatened to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                    (vii) Promptly notify the Holder of the happening of any transaction or event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of the prospectus), not misleading.

                    (viii) Make generally available to the Company's security holders copies of an earnings statement satisfying the provisions of
          Section 11(a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.

                    (ix) Use all reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if such securities are then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and
          (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of its Registrable Securities.

                    (x) Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

               (b) Holder's Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 and 3 hereof with respect to the Registrable Securities that the Holder shall furnish to the Company such information regarding the Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Holder's Registrable Securities, and to cooperate with the Company in preparing such registration.


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          Section 4. Agreements of Holder.  In connection with any  registration pursuant to Section 2 hereof, the Holder agrees, as applicable:

                    (i) that it will not offer or sell its Registrable Securities under the registration statement until it has received copies of the supplemented or amended Prospectus contemplated by
          Section 3(a)(iii) hereof and receives notice that any post-effective amendment (if required) has become effective; and

                    (ii) that upon receipt of any notice from the Company of the happening of any transaction or event of the kind described in Section 3(a)(vii) hereof, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to a registration statement until the Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3(a)(iii) hereof and receives notice that any post-effective amendment (if required) has become effective, and, if so directed by the Company, the Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in the Holder's possession, of the Prospectus covering such Registrable Securities current immediately preceding the time of receipt of such notice.

          Section 5. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows with respect to each Piggyback Registration; the Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Piggyback Registration for the Holder, including all registration, exchange listing, accounting, filing and NASD fees, all fees and expenses of complying with securities or Blue Sky laws, the reasonable fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one firm of counsel for the Holder, but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid by the Holder).

          Section 6. Indemnification; Contribution.

               (a) Indemnification by the Company. If any Registrable Securities are included in a registration statement under this Agreement:

                    (i) To the extent permitted by applicable law, the Company shall indemnify and hold harmless the Holder, each Person, if any, who controls the Holder within the meaning of the Securities Act, and each officer, director, trustee, partner, and employee of the Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit,

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          proceeding or investigation,  or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the
          following  statements,   omissions  or  violations  (collectively,   a
          "Violation"):

                                    (A) Any untrue  statement or alleged  untrue
                  statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto or any document incorporated by reference therein;

                                    (B) The  omission  or  alleged  omission  to
                  state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                                    (C) Any  violation  or alleged  violation by
                  the Company of the federal securities laws, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this
Section 6(a) shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such Person at or prior to the confirmation of sale to such Person if such underwriter was under an obligation to deliver such final prospectus and failed to do so.

                  (b) Indemnification by Holder. If any of the Holder's Registrable Securities are included in a registration statement under this Agreement, to the extent permitted by applicable law, the Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and each officer, director, partner, and employee of such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise

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become  subject under the  Securities  Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation is based on or arises from written information furnished by such Selling Holder to the Company expressly for use in connection with such registration; provided, however, that the indemnification required by this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                  (c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this
Section 6, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if not otherwise known by the Company and materially prejudices or results in forfeiture of substantial rights or defenses shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 6. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding, or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one additional firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying

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party shall be liable to an indemnified  party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

                  (d)  Contribution.  If the  indemnification  required  by this
Section 6 from the indemnifying party is unavailable to an indemnified party hereunder, by virtue of statute or public policy as finally determined by a court of competent jurisdiction, in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6:

                           (i) The  indemnifying  party, in lieu of indemnifying
                  such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
                  Section 6(a) and Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           (ii) The  parties  hereto  agree that it would not be
                  just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (e) Survival. The obligations of the Company and the Holder under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this agreement, and otherwise.

          Section 7. Miscellaneous.

               (a) Amendments and Waivers.

                           (i) The provisions of this  Agreement,  including the
                  provisions of this Section 7(a), may not be amended, modified or supplemented, and waivers or

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                  consents to departures  from the provisions  hereof may not be given without the written consent of the Company and the Holders of a majority of the Registrable Securities.

                           (ii) Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this
                  Section 7 shall be provided by the Company to the Holders at least thirty (30) days prior to the effective date of such amendment, modification or supplement.

               (b) Notices. All notices or other communications under this Agreement shall be sufficient if in writing and delivered by hand or sent by telecopy, or sent, postage prepaid by registered, certified or express mail, or by recognized overnight air courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed or sent by overnight courier service, on the third Business Day after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses:

                           (i)      if to Erracht, to:
                                    c/o Wolf, Block, Schorr and Solis-Cohen LLP
                                    250 Park Avenue
                                    New York, NY 10177
                                    Attention:  Robert E. Fischer, President
                                    Fax: (212) 986-0604

                           (ii) if to the Company, to: Ampex Corporation 135 East 57th Street, 32nd Floor, New York, New York 10022 Attention: Craig McKibben Fax:
                                    (212) 754-9591

                                    with a copy to:

                                    Battle Fowler LLP
                                    75 East 55th Street
                                    New York, New York  10022
                                    Attention: David D. Griffin
                                    Fax: (212) 856-7816

or at such other address as the addressee may have furnished in writing to the sender as provided herein.


                                        9


               (c) Successors, Assigns and Transferees.

                           (i) This Agreement  shall inure to the benefit of and
                  be binding upon the successors, assigns and transferees of each of the parties.

                           (ii) If any successor,  assignee or transferee of the
                  Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof, provided, that the successor, assignee or transferee shall have delivered to the Company reasonably promptly written notification of such event, setting forth the name and address of the successor, assignee, transferee and the number of shares of the Registered Securities held by such successor, assignee or transferee.

               (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

               (g) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

               (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


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         IN  WITNESS  WHEREOF,  each of the  parties  hereto has  executed  this
Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.

                                AMPEX CORPORATION


                              By: /s/ Craig L. McKibben
                                  ----------------------
                              Name:  Craig McKibben
                              Title: Vice President


                              ERRACHT PRODUCTIONS, LTD.


                              By: /s/ Robert E. Fischer
                                  ---------------------
                              Name:   Robert E. Fischer
                              Title:  President



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